December 2019 Investor Meetings Parkmerced Loan & Option Summary Exhibit 99.1

PARKMERCED

- Parkmerced is a 3,221-apartment home community located on a 152-acre site in southwest San Francisco.

- Metropolitan Life developed the property during the time before and after World War II, together with such other landmark multifamily developments as Parkchester, Riverton Houses, and Peter Cooper Village/Stuyvesant Town in New York City; Park Fairfax in Virginia; and Park La Brea in Los Angeles.

Current Parkmerced Site



Parkmerced Development Vision
(at full build-out)


8900
310K
68 ac
Meadow
Street Improvements
School
Social Heart
Neighborhood Common
Juan Bautista Circle
18 Acre Park
Walking Paths
Parkmerced Vision Plan (Adopted 2011)

2

There are 3,221 existing apartment homes at Parkmerced that are subject to City of San Francisco rent control, limiting annual rental rate increases to 60% of CPI for continuing occupancy. Upon vacancy, the rents are reset to market. By reason of a Development Agreement with the City of San Francisco, the Partnership and its affiliated entities have the obligation to protect the 3,221 rent controlled apartment homes and the vested right to develop 5,679 new market rate apartment homes, which are exempt from rent control, and more than 300,000 square feet for neighborhood commercial uses. The property has been divided between Phase 1 and Phases 2-9. Phase 1 has been transferred to an affiliate of the Partnership. The table below summarizes the allocation of apartment homes to Phase 1 and Phases 2-9. The Partnership and the owner of Phase 1 have agreements to work together on the development of the overall property, but the Partnership has no other interest in or obligations to the new entity. Parkmerced Rent Control Market Rate Existing Development (for phasing) Vested Development Right Phase 1 56 166 1,586 Phases 2-9 3,165 - 4,093

The loan The $275M loan has a five-year primary term and accrues interest at 10% per annum. Aimco’s loan is structurally subordinate to a five-year, $1.5B property loan that is secured by the Property and non-recourse to Aimco and the Partnership; the two loans combined total $1.775B of debt: 85% of the $2.1B appraised value. Aimco expects partial cash payment of interest currently, based on expected 2020 NOI of approximately $66M, with unpaid interest accruing at 10%. Cash flow is expected to grow so that Year Five interest is paid currently in full, and accrued balances are paid upon recapitalization. Rent control on the existing apartment homes results in stable occupancy and cash flow. Actuarially predictable turnover and the resulting mark-to-market of rental rates in vacated apartments results in predictable growth in revenue and cash flow.

The loan (Cont.) Given the ~$325M of equity in the Partnership, the Aimco loan is well collateralized with cash flow from the property and the valuable vested rights to develop 4,093 new market rate apartment homes. The rent controlled apartment homes provide collateral value sufficient to repay the Aimco loan. Their NOI is expected to be $66M in 2020 (a 3.7% NOI debt yield on $1.775B in total debt). At the loan’s maturity, the Year Six NOI is expected to be $87M, equivalent to a debt yield of 4.9%. The resulting 5.8% annual increase in NOI is based on the following expectations: Revenue growth of 4.7%; 82% of which is derived from resetting currently occupied units to today’s market rates as the units are vacated at historical rates of turnover. The remaining revenue growth is based on market rates growing at rates consistent with historical results. Expense growth of 2.8%, resulting from property tax expense growth of 2% and all other expenses growing at CPI, forecasted to be 2.9%. The vested rights to develop 4,093 market rate homes exempted from rent control also have considerable value, estimated between $50K and $150K per apartment home. If these rights are valued at $100K per apartment home and the total debt is reduced accordingly, then the NOI debt yield on the net $1.366B is 4.8% today and 6.4% in Year Six.

The option Aimco acquired an option, not an obligation, to acquire a 30% interest in the Partnership at an exercise price of $1M. Given the previously mentioned ~$325M of equity in the Partnership, the option is ‘in the money’ today. The future value of the option will come from: The growth of NOI earned by the rent controlled apartment homes; Monetization of the land and vested development rights; and, perhaps, Partnership participation in the profit from the development of 4,093 market rate apartment homes. Parkmerced Development Vision (at full build-out)

The option (cont.) The option, whether through exercise and liquidation, or exercise and participation; makes less likely that there will be a dilutive earnings “cliff” in five years upon maturity of the loan. Based on historical revenue growth in San Francisco and the potential for better performance given the embedded loss-to-lease at the rent controlled units, upper-5% annual NOI growth can be expected. With upper-5% NOI growth, Aimco could exercise the option and liquidate its position; thereby monetizing the equity gained. The reinvestment of both these proceeds and the $275M loan repayment into multi-family real estate is expected to replace the interest income earned on the loan. If Aimco exercises the option and participates in the Parkmerced partnership, the earnings created from the reinvestment of the $275M loan repayment and the Aimco share of NOI from the rent control portfolio is expected to exceed the interest income earned on the loan. Regardless of a potential “cliff” in earnings upon maturity, the loan, in and of itself, is expected to create value significantly in excess of holding the communities being sold to fund the loan. Any value realized from the option will be incremental.

summary At 10% interest, the well-secured Aimco loan to the Parkmerced partnership provides an attractive current return. Aimco expects the loan will result in more value than the continued ownership of the properties we plan to sell to fund the loan. Aimco believes the option to be ‘in the money’ by more than $100M today. The option, if exercised, provides Aimco a further substantial upside in: The growth of NOI earned by the rent controlled apartment homes; Monetization of the land and vested development rights; and, perhaps, The opportunity for accretive development of new market rate apartment homes, without risk of rent control, in San Francisco, one of the most dynamic apartment markets in the nation. The ten-year term of the option provides Aimco a risk-free window on the growth of NOI from the rent controlled apartments before any Aimco decision to exercise the option. Similarly, the ten-year term of the option and the development of Phase 1 provide Aimco a risk-free window on the returns to be expected from development of Phases 2-9 before any Aimco decision to exercise the option.

FORWARD LOOKING STATEMENTS & other INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of future expectations, including but not limited to: NOI and selected components thereof; redevelopment and development investments and projected value creation from such investments; and leverage metrics. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco’s ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco redevelopments and developments; and Aimco’s ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco’s control, including, without limitation: Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; Financing risks, including the availability and cost of capital markets’ financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2018, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, that are measures not defined under accounting principles generally accepted in the United States, or GAAP. Certain Aimco terms and Non-GAAP measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco’s Third Quarter 2019 Earnings Release dated October 31, 2019.